Exhibit 1.2

ORIX CORPORATION

REGULATIONS OF THE BOARD OF DIRECTORS

Chapter 1 General Provisions

Article 1 (Purpose)

The purpose of these Regulations is to provide for the rules regarding matters concerning duties, operations, etc. of the Board of Directors as such may be provided under the provisions of applicable laws, ordinances and the Articles of Incorporation, and such other additional rules applicable to the Board of Directors established pursuant to the provisions of the Articles of Incorporation.

Article 2 (Organization)

The Board of Directors shall be organized by all of the directors.

Chapter 2 Duties

Article 3 (Duties)

The Board of Directors shall perform the duties set forth below:

(1)	Determination of the matters set forth below:

(i)	Basic management policies;

(ii)	Election of committee members of each Board Committee;

(iii)	Matters concerning executive officers as set forth below:

(a)	Election of executive officers;

(b)	Election of representative executive officers;

(c)	Division of duties of executive officers; and

(d)	Mutual relationships among the executive officers (such as giving instructions and orders);

(iv)	The matters indicated in 4-1 of the attached Exhibit I, which are necessary for the performance of the duties of the Audit Committee;

(v)	Establishment and improvement of the systems set forth below, that are necessary to ensure the propriety of business activities:

(a)	Establishment and improvement of systems to ensure that performance of duties of executive officers conform to applicable laws, ordinances and the Articles of Incorporation; and

(b)	Establishment and improvement of other systems described in 4-2-2 of the attached Exhibit I;

(vi)	The Director that will receive demands made by an executive officer pursuant to Article 9, Paragraph 2 hereof, for the convocation of meeting of the Board of Directors;

(vii)	Convocation of annual General Meetings of Shareholders and content of the agenda (excluding such that is subject to the authority of a Board Committee) to be presented to the General Meetings of Shareholders;

(viii)	The following matters concerning financial statements, business report, etc.:

(a)	Approval of financial statements and business report, and the detailed statements attached thereto, pertinent to each fiscal year; and

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(b)	Approval of consolidated financial statements; and

(2)	Supervision of performance of duties by directors and executive officers

2.    The Board of Directors shall, in addition to the provisions of Item (1) of the immediately preceding paragraph, perform the duty of determining execution of business activities.

3.    The matters that are subject to determination of executions of business activities by the Board of Directors pursuant to the preceding two paragraphs shall be as described in attached Exhibit I.

Article 4 (Matters Requiring Determinations)

The Board of Directors shall make determinations as to items set forth in Paragraph 1, Item (1) of the immediately preceding Article.

Article 5 (Delegation to Executive Officers of Determinations regarding Execution of Business Activities)

The Board of Directors delegates to the Representative Executive Officer, determinations listed in Exhibit 1 concerning execution of business activities, except those items classified as A, B, or C.

2.    The Representative Executive Officer may further delegate the delegated matters to other executive officers and employees.

Chapter 3 Holding of Meetings

Article 6 (Holding of Meetings)

Meetings of the Board of Directors shall be held at least once in every three (3) months.

Article 7 (Person who convenes meetings of the Board of Directors and Chairman)

Meetings of the Board of Directors shall be convened by the director designated in advance by a resolution of the Board of Directors meeting (hereinafter referred to as “Person Who Convenes Meetings”). Furthermore, the director designated in advance by a resolution of the Board of Directors meeting shall act as a chairman.

2.    If the Person Who Convenes Meetings or the chairman determined in accordance with provisions of the preceding paragraph is unable to act, another director shall convene the Board of Directors meetings or act as chairman in accordance with the order they are so designated in advance by a resolution of the Board of Directors meeting.

Article 8 (Convocation by Elected Committee Members)

Notwithstanding the provisions of the preceding Article, a member belonging to and elected by the Nominating Committee, the Audit Committee, and the Compensation Committee may convene a meeting of the Board of Directors.

Article 9 (Convocation by Directors and Executive Officers other than the Persons who Convenes Meetings)

Directors other than the Persons Who Convenes Meetings may demand the convocation of a meeting of the Board of Directors by indicating the matters to be the purposes of the meeting of the Board of Directors to the Person Who Convenes Meetings.

2.    Executive officers may demand the convocation of a meeting of the Board of Directors by indicating the matters to be the purposes of the meeting of the Board of Directors to the director provided under Article 3, Paragraph 1, Item(1) (vi).

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3.    If a convocation notice that provides for a date within 2 weeks from the date of demand for convocation is not issued within 5 days of the date of such demand in accordance with provision of the preceding two paragraphs, the executive officer or director demanding such convocation may convene a meeting of the Board of Directors.

Article 10 (Procedure for Convocation)

The person who convenes a meeting of the Board of Directors shall, on or prior to the third (3rd) day preceding the date of such meeting of the Board of Directors, send notice thereof to each director, provided, however, that in case of an emergency, such period may be shortened.

2.    Notwithstanding the provisions of the preceding paragraph, if there is unanimous consent of the directors, the Board of Directors may hold a meeting of the Board of Directors without following the procedure for convocation of such meeting.

Chapter 4 Resolutions

Article 11 (Resolutions)

Resolutions of the Board of Directors shall be adopted by a majority of the directors present at a meeting attended by a majority of the directors who may participate in making resolutions thereat.

2.    A director having an interest in a resolution provided under the preceding paragraph may not participate in making such resolution.

3.    If a director participated in a resolution at a meeting of the Board of Directors does not object to the minutes of such meeting provided under Article 17, such director shall be presumed to have approved such resolution.

Article 12 (Abbreviation of Resolutions)

If a director proposes a matter for resolution by the Board of Directors meeting, and if the directors (to the extent capable of participating in the resolution of such matter) express their intent to unanimously consent to such proposal in writing or electromagnetic record form, such proposal shall be deemed to have been approved by a resolution of the Board of Directors meeting.

Chapter 5 (Reporting to the Board of Directors)

Article 13 (Reporting by the Elected Committee Members)

A person who is a member of the Nominating Committee, the Audit Committee and/or the Compensation Committee and who is selected by the committee to do so, shall provide, without delay, a report to the Board of Directors concerning such committee’s performance of its duties.

Article 14 (Reporting and Explanations by Executive Officers, etc.)

Executive officers shall give a report to the Board of Directors on the performance of his/her executive duties at least once in every three months. Executive officers may designate a deputy to give the report concerned (the deputy must be an executive officer).

2.    The report provided in the preceding paragraph shall include the status of execution of matters delegated to the Representative Executive Officer pursuant to Article 5, as well as the matters provided in Exhibit II. Moreover, of the matters delegated to the Representative Executive Officer, the reporting of the execution of matters provided under Item 10-4 of Exhibit I shall, as a general rule, be performed by the reporting of the matters provided under Item 2 of Exhibit II.

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3.    When requested by the Board of Directors, an executive officer must attend a meeting of the Board of Directors and explain any matter requested to be explained by the Board of Directors.

4.    Any director and/or executive officer who have engaged in a transaction provided under Item 8-1 of Exhibit I shall, without delay, provide to the Board of Directors a report concerning the important facts of such transaction.

Article 15 (Abbreviation of Reports)

When a director, an accounting auditor, or an executive officer notifies all directors of the matters to be reported to the Board of Directors, reports concerning such matters to the Board of Directors are not required.

2.    The provision in the preceding paragraph shall not apply to reports made pursuant to the Paragraph 1 of the preceding Article.

Chapter 6 (Miscellaneous Regulations)

Article 16 (Attendance of Persons Concerned)

When necessary for the deliberation of matters to be resolved and matters to be reported, the chairman may require the attendance of persons concerned, and require such persons to provide explanations regarding necessary matters.

Article 17 (Minutes)

The proceedings at a Board of Directors meeting shall be recorded in the minutes of the meeting, as provided by applicable laws and ordinances, which shall be signed by, bear the name and seals of, or signed electronically by the directors present at the meeting.

2.    The minutes provided under the proceeding paragraph or document or electronic record describing or recording the expression of intent made in accordance with Article 12 must be kept at the head office of the Company for ten (10) years following the date of the meeting of the Board of Directors (including the date on which a Board of Directors’ resolution is deemed to be passed in accordance with the provision of Article 12).

Article 18 (Special Rule for the Cases Where there is a Deficiency in the Number of Directors)

When the Company lacks 3 directors as provided by the Articles of Incorporation, the director who retired from his/her position due to expiration of term of office or resignation shall continue to have the rights and obligations as a director until a new director is elected and assumes the office.

Supplementary Provisions

1.	These regulations shall be effective as of October 1, 1982.

2.	These amendments to the regulations shall be effective as of July 1, 1998.

3.	These amendments to the regulations shall be effective as of June 29, 1999.

4.	These amendments to the regulations shall be effective as of April 1, 2002.

5.	These amendments to the regulations shall be effective as of June 25, 2003.

6.	These amendments to the regulations shall be effective as of June 23, 2004.

7.	These amendments to the regulations shall be effective as of May 20, 2005.

8.	These amendments to the regulations shall be effective May 12, 2006; provided however, that Article 12 shall be effective only if proposed changes to Article 22 of the Articles of Incorporations are approved at the General Meeting of Shareholders to be held on June 20, 2006.

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Exhibit I

Matters Subject to Determination on Executions of Business Activities by the Board of Directors

[classification] A  :  matters requiring decision; non-delegable

B  :  non-delegable    C  :  will not be delegated

			Classification	Company Law
1.	Basic management policies		A	Article 416I(1)(i)

2.	Matters regarding election and removal, relating to a directors’ duties, election and dismissal, Board of Directors’ meetings, etc.

	2-1.	Provision regarding the chairman of the Board of Directors’ meetings	C	—

	2-2.	Provision regarding Persons Who Convenes Board of Directors meetings	B	Article 366I, Article 416IV (7)

	2-3.	Election and dismissal of members of each of the Nominating Committee, the Audit Committee, and the Compensation Committee

		(1) Election	A	Article 400II, Article 416IV (8)

		(2) Dismissal	B	Article 401I, Article 416IV (8)

	2-4.	Determination of the director who shall receive demand from executive officers to convene Board of Directors’ meetings	A	Article 416I (1)(ni)

	2-5.	Provision regarding the director who convenes General Meeting of Shareholders, and the director who serves as chairman of General Meeting of Shareholders	C	—

	2-6.	In cases of a lawsuit between a director/executive officer and this Company, the determination as to who shall represent the Company when the Audit Committee member is a party to the lawsuit.	B	Article 408I, Article 416IV (10)

	2-7.	Enactment, amendment and abolishment of the Regulations of the Board of Directors, Regulations of the Nominating Committee, Regulations of the Audit committee and Regulations of the Compensation Committee.	C	—

3.	Matters relating to election and duties, etc. of the executive officers

	3-1.	Election and removal of executive officers

		(1) election	A	Article 402II, Article 416IV (9)

		(2) removal	B	Article 403I, Article 416IV (9)

	3-2.	Election and Dismissal of the Representative Executive Officer

		(1) election	A	Article 420I, Article 416IV (11)

		(2) dismissal	B	Article 420II, Article 416IV(11)

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			Classification	Company Law
	3-3.	Election and removal of CEO, COO, and CFO; titles of executive officers	C	—

	3-4.	Division of duties of executive officers (including matters provided in 3-3)	A	Article 416I (ha)

	3-5.	Determination of matters regarding mutual relationships among the executive officers (such as giving instructions and orders, etc., including matters provided in 3-3)	A	Article 416I (ha)

	3-6.	Engagement and disengagement of Group executive officers	C	—

4.	Matters regarding internal governance

	4-1.	The matters set forth below, which are necessary for the performance of duties of the Audit Committee:

		(1) Matters regarding directors/ employees who shall assist the duties of the Audit Committee	A	Article 416I (1)(ro)

		(2) Matters regarding the independence of the directors/ employees from executive officers, provided in (1) above	A	Article 416I (1)(ro)

		(3) System regarding reports to be made by executive officers/employees to the Audit Committee; structure of other reports to be made to the Audit Committee.	A	Article 416I (1)(ro)

		(4) Other systems to ensure audits by the Audit Committee to be effectively performed.	A	Article 416I (1)(ro)

	4-2.	Establishment and improvement of the systems set forth below, which are necessary to ensure the propriety of business activities:

		2-1. Establishment and improvement of the systems to ensure that performance of duties of executive officers conform to applicable laws, ordinances and the Articles of Incorporation.	A	Article 416I (1)(ho)

2-2. Other systems:

		(1) Systems regarding storing and managing information relating to the performance of the duties of executive officers	A	Article 416I (1)(ho)

		(2) Systems regarding regulations relating to management of risk of loss, etc.	A	Article 416I (1)(ho)

		(3) Systems to ensure the duties of executive officers to be performed efficiently	A	Article 416I (1)(ho))

		(4) Systems to ensure that the performance of duties of employees conform to applicable laws, ordinances and the Articles of Incorporation	A	Article 416I (1)(ho)

		(5) Systems to ensure the propriety of business activities in the Company’s business group	A	Article 416I (1)(ho)

5.	Matters relating to shares and stock acquisition rights

	5-1.	Invitations of share subscribers to shares, any stock acquisition rights and treasury stock to be disposed	—	Articles 199, 201, 238, 240

	5-2.	Gratuitous allocation of shares and stock acquisition rights	—	Articles 186, 278

	5-3.	Stock splits	—	Article 183

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					Classification	Company Law

	5-4.	Cancellations of shares and stock acquisition rights			—	Articles 178, 276

	5-5.	Decrease in number of shares that constitute one Unit, and the repeal of the provision of the Articles of Incorporation thereof			—	Article 195I

	5-6.	Public auctions and sale owned by shares of shareholders to whom notice did not reach, etc.			—	Article 197

6.	Matters relating to General Meetings of Shareholders

	6-1.	Convocation of annual General Meetings of Shareholders and content of the agenda (excluding such that is subject to the authority of a Board Committee) to be presented to the General Meetings of Shareholders			A	Article 296I, Article 298I, Article 416IV (4), Article 416IV(5)

	6-2.	Convocations of General Meetings of Shareholders other than those specified in 6-1 above and content of the agenda (excluding such that is subject to the authority of a Board Committee) to be presented to such General Meetings of Shareholders			B	Article 296II, Article 298I, Article 416IV (4), Article 416IV(5)

7.	Businesses requiring approval by resolution of General Meetings of Shareholders, and matters regarding organizational restructures

	7-1.	Determination of contents of contracts and plans involving the acts set forth below, which require approval resolution of General Meetings of Shareholders

		(1)	Contracts involving the following acts regarding businesses:

			i.	Transfer of all businesses or transfer of important parts of businesses	B	Article 467, Article 416IV (15)

			ii.	Acquisition of all businesses of another company	B	Article 467, Article 416IV (15)

			iii.	Execution, amendment, and termination of leasing out of all businesses, entrustment of management of all businesses, contracts to share all business profits and losses with others and any other similar contracts	B	Article 467, Article 416IV (15)

		(2)	The following contracts and plans regarding organizational restructures and any other similar contracts:

			i.	contents of merger agreements	B	Article 416IV (16)

			ii.	contents of absorption-type demerger agreements and incorporation-type demerger agreements	B	Article 416IV (17) (18)

			iii.	contents of share-swap exchange agreements and share-transfer plans	B	Article 416IV (19)(20)

8.	Matters regarding approval of transactions entered into by directors and executive officers, etc. and release of liability

	8-1.	Approval of:

		(1)	Transactions entered into by directors and/or executive officers that fall into the category of the Company’s businesses

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			Classification	Company Law

(2) Transactions between the Company and a director and/or an executive officer (note: (1) and (2) above include transactions entered into for the benefit of a third party)

(3) Guarantees of debts owed by directors and/or executive officers; and

		(4) Other transactions in which there are conflicts of interests between the Company and the director and/or the executive officer	B	Article 356, Article 416IV (6)

	8-2.	Release of liability of directors and/or executive officers	B	Article 423I, Article 426I, Article 416IV (12)

9.	Matters regarding accounts, reserves, and retained earnings

	9-1.	Approval of financial statements and business reports, etc.

		(1) Approval of financial statements and business report pertinent to each fiscal year and their attached detailed statements		Article 436III, Article 416IV (13)

		(2) Approval of consolidated financial statements	A	Article 444V, Article 416IV (13)

		(3) Approval of extraordinary financial statements	B	Article 441III, Article 416IV (13)

	9-2.	Acquisition of treasury stock for value by agreement (excluding cases in which acquisition is from a specific shareholder)	B	Article 156I, Article 160I, Article 459I (1)

	9-3.	Reduction in the amount of reserves (where the reduction amount does not exceed the amount of deficit as of the date of Board of Directors meeting approving financial statements, etc.)	B	Article 448I, Article 449I, Article 459I (2)

	9-4.	Amount of disposition of retained earnings (including disposition of losses, funding for voluntary reserves) and other matters provided in the ministerial ordinances	B	Article 452, Article 459I (3)

	9-5.	Distribution of Dividends from Retained Earnings (excluding cases where the right to request monetary distribution is not granted at the distribution of assets other than money.)	B	Article 454I, IV, Article 459I(4)

10.	Others

	10-1.	Matters delegated to the Board of Directors by resolution of General Meetings of Shareholders	B	—

	10-2.	Matters, other than those enumerated above, to be resolved by the Board of Directors as provided for by laws or ordinances.	B	—
	10-3.	Important matters involving the management of the Company and the Group Companies*, other than those enumerated above, that are recognized as important, and other matters regarded necessary by Person Who Convenes Board of Directors meetings	C	—

(*) A Group Company refers to a subsidiary of the Company under the meaning of the Company Law of Japan, or a company in which the Company substantially holds 20% or more of the voting rights and can substantially influence the management and business policies of the company.

	10-4.	Determination of execution of business activities, other than those enumerated above	—	Article 416I (1)

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Exhibit II

Matters to be Reported on Regular Basis

1.	Status of execution of matters delegated to the Representative Executive Officer pursuant to Article 5 (except matters listed under 10-4 of Exhibit I)

2.	Reports on the business performance of the current fiscal year based on quarterly financial reports

3.	Other matters determined by the Board of Directors

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